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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 17, 2006

                        Gateway Financial Holdings, Inc.

      North Carolina                  000-33223                  56-2264354
 (State of incorporation)       (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

   1145 North Road Street, Elizabeth City, North Carolina          27909
         (Address of principal executive offices)                (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

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ITEM 7.01.  REGULATION FD DISCLOSURE

         On July 17, 2006, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that it will report financial results before the market opens on Monday, July 24, 2006.
D. Ben Berry, Chairman and Chief Executive Officer of the Corporation, along with members of the executive team, will provide an overview of second quarter performance and business highlights in a conference call and simultaneous web cast to be held at 10 a.m. E.T. Monday, July 24. The webcast can be accessed live via the investor relations page on the Corporation's website, www.gwfh.com. The event will be archived on the Corporation's website for 30 days.

         The Bank is a full-service community bank with a total of twenty-two offices - eleven in Virginia: Virginia Beach (6), Chesapeake (2), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, and a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Bank's web site at www.gatewaybankandtrust.com.

         The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 9.01(d):  EXHIBITS

Exhibit 99.1:  Press release

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                GATEWAY FINANCIAL HOLDINGS, INC.

                                                By: /s/ D. Ben Berry
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                                                    D. Ben Berry
                                                    President, Chairman and
                                                    Chief Executive Officer

Date: July 17, 2006